Exhibit 2.1

                            SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (the "AGREEMENT") is made this 5th day of July 2011 by and among XcelMobility, Inc. (f/k/a Advanced Messaging Solutions, Inc.), a Nevada corporation ("PUBCO"), on the one hand, and Shenzhen CC Power Corporation, a company organized under the laws of the People's Republic of China ("CC Power"), CC Mobility Limited, a company organized under the laws of Hong Kong (the "COMPANY") and the shareholders of the Company as set forth on Exhibit A attached hereto (the "SELLING SHAREHOLDERS"), on the other hand.

                                   BACKGROUND:

     A. The respective Boards of Directors of Pubco and the Company have determined that an acquisition of the Company's outstanding shares by Pubco through a voluntary share exchange with the Selling Shareholders (the "EXCHANGE"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such boards of directors have approved such Exchange, pursuant to which shares of capital stock of the Company issued and outstanding immediately prior to the Effective Time (as defined in Section 1.04) and all securities convertible or exchangeable into capital stock of the Company (the "SHARES") will be exchanged (including by reservation for future issuances) for the right to receive shares of common stock of Pubco (the "EXCHANGE SHARES") representing at Closing no less than 50.5% of the issued and outstanding shares of Pubco.

     B. Pubco, CC Power, the Company, and the Selling Shareholders, desire to make certain representations, warranties, covenants and agreements in connection with the Exchange and also to prescribe various conditions to the Exchange.

     C. For federal income tax purposes, the parties intend that the Exchange shall qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                  THE EXCHANGE

     1.01 SHARE EXCHANGE. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes ("NEVADA STATUTES"), at the Closing (as hereinafter defined), the parties shall do the following:

     (a) The Selling Shareholders will sell, convey, assign, and transfer the Shares to Pubco by delivering to Pubco a stock certificate issued in the name of Pubco evidencing the Shares (the "SHARES CERTIFICATE"). The Shares transferred to Pubco at the Closing shall constitute 100% of the issued and outstanding equity interests of the Company; and

     (b) As consideration for its acquisition of the Shares, Pubco shall issue the Exchange Shares to the Selling Shareholders by delivering share certificates registered in the name of the Selling Shareholders, or their nominees, evidencing the Exchange Shares (the "EXCHANGE SHARES CERTIFICATES") in such percentages attributable to each Selling Shareholder as set forth on Exhibit A hereto. The Exchange Shares issued shall equal no less than 50.5% of the outstanding shares of Pubco's common stock at the time of Closing.
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     (c) For federal income tax purposes, the Exchange is intended to constitute a "reorganization" within the meaning of Section 368 of the Code, and the parties shall report the transactions contemplated by the this Agreement consistent with such intent and shall take no position in any Tax filing or legal proceeding inconsistent therewith. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. None of Pubco, the Company, CC Power or the Selling Shareholders have taken or failed to take, and after the Effective Time, Pubco shall not take or fail to take, any action which reasonably could be expected to cause the Exchange to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

     1.02 EFFECT OF THE EXCHANGE. The Exchange shall have the effects set forth in the applicable provisions of the Nevada Statutes.

     1.03 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VI and subject to the satisfaction or waiver of the conditions set forth in
Article V, the closing of the Exchange (the "CLOSING") will take place at 10:00 a.m. U.S. Pacific Standard Time on the business day within thirty (30) days of satisfaction of the conditions set forth in Article V (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in
Article V) (the "CLOSING DATE"), at the offices of Greenberg Traurig, LLP, 1201 K Street, Suite 1100, Sacramento, California, unless another date, time or place is agreed to in writing by the parties hereto.

     1.04 EFFECTIVE TIME OF EXCHANGE. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article V, the parties shall make all filings or recordings required under Nevada Statutes and Hong Kong law. The Exchange shall become effective at such time as is permissible in accordance with Nevada Statutes and Hong Kong law (the time the Exchange becomes effective being the "EFFECTIVE TIME"). Pubco and the Company shall use reasonable efforts to have the Closing Date and the Effective Time to be the same day.

     1.05 DIRECTORS AND OFFICERS. On or before the Closing Date, Pubco shall cause the appointment of the individuals as set forth on Schedule 1.05 to be directors of Pubco and the concurrent resignation of the directors and officers of Pubco as set forth on Schedule 1.05.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure schedule delivered by the Company to Pubco at the time of execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company, CC Power and their respective subsidiaries, and Selling Shareholders, jointly and severally, represent and warrant to Pubco as follows:

     (a) Organization, Standing and Corporate Power. The Company, and its respective subsidiaries, including a certain wholly foreign owned enterprise organized under the laws of the People's Republic of China to be created at or prior to Closing in accordance with Section 5.02(h) herein ("PRC SUB"), and CC Power (collectively referred to herein as the "EXISTING COMPANY ENTITIES") are each duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable) and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Each Existing Company Entity is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such

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qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 8.02).

     (b) Subsidiaries. Except for CC Power and a certain wholly foreign owned enterprise to be created at or prior to Closing in accordance with Section 5.02(h) herein, the Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

     (c) Capital Structure. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, CC Power and PRC Sub, and all shares of capital stock reserved for issuance under the Company's various option and incentive plans is specified on Schedule 2.01(c). Except as set forth in Schedule 2.01(c), no shares of capital stock or other equity securities of the Existing Company Entities are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Except as set forth in Schedule 2.01(c), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Existing Company Entities are a party or by which they are bound obligating any Existing Company Entity to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company common stock or other securities under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "SECURITIES ACT") or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

     (d) Corporate Authority; Noncontravention. The Selling Shareholders and each Existing Company Entity have all requisite corporate and other power and authority to enter into this Agreement and to consummate the Exchange. The execution and delivery of this Agreement by each Existing Company Entity and the consummation by each of them of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of each Existing Company Entity. This Agreement has been duly executed and when delivered by the Selling Shareholders and each Existing Company Entity, shall constitute a valid and binding obligation of the Selling Shareholders and each such Existing Company Entity, enforceable against the Selling Shareholders and each such Existing Company Entity and its shareholders, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Existing Company Entities under, (i) the certificate or articles of incorporation, bylaws or other organizational or charter documents of any of the Existing Company Entities, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to any of the Existing Company Entities, their properties or assets, or (iii) subject to the governmental filings and other matters referred to in

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the following sentence,  any judgment,  order, decree,  statute, law, ordinance, rule, regulation or arbitration award applicable to the Existing Company Entities, their properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to the Existing Company Entities or could not prevent, hinder or materially delay the ability of the Existing Company Entities to consummate the transactions contemplated by this Agreement.

     (e) Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States, People's Republic of China ("PRC") or Hong Kong court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Selling Shareholders or the Existing Company Entities in connection with the execution and delivery of this Agreement by the Selling Shareholders or the Existing Company Entities or the consummation by the Selling Shareholders or the Existing Company Entities of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT") and any registrations, notices or filings required to be made in order to comply with the currency and exchange control requirements imposed by the Chinese and Hong Kong governments and/or PRC or Hong Kong law, if any.

     (f) Financial Statements.

     (i) Pubco has received a copy of the unaudited consolidated financial statements of the Existing Company Entities for the fiscal years ended December 31, 2010 and 2009 and unaudited financial statements for the three-months ended March 31, 2011 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements fairly present the financial condition of the Existing Company Entities at the dates indicated and the results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Existing Company Entities, fixed or contingent, and of whatever nature.

     (ii) Since March 31, 2011 (the "BALANCE SHEET DATE"), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Existing Company Entities, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Existing Company Entities except in the ordinary course of business.

     (iii) Since the Balance Sheet Date, the Existing Company Entities have not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor have the Existing Company Entities except as disclosed in writing to Pubco, issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Existing Company Entities and have not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Existing Company Entities or have incurred or agreed to incur any indebtedness for borrowed money.

     (g) Absence of Certain Changes or Events. Except as set forth on Schedule 2.01(g), since the Balance Sheet Date, the Existing Company Entities have conducted their business only in the ordinary course consistent with past practice, and there is not and has not been any:

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     (i) material adverse change with respect to the Existing Company Entities;

     (ii) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of Pubco;

     (iii) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Existing Company Entities to consummate the transactions contemplated by this Agreement;

     (iv) incurrence, assumption or guarantee by the Existing Company Entities of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to Pubco in writing;

     (v) creation or other incurrence by the Company of any lien on any asset other than in the ordinary course consistent with past practices;

     (vi) transaction or commitment made, or any contract or agreement entered into, by the Existing Company Entities relating to their assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Existing Company Entities of any contract or other right, in either case, material to the Existing Company Entities, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

     (vii) labor dispute, other than routine, individual grievances, or, to the knowledge of the Existing Company Entities, any activity or proceeding by a labor union or representative thereof to organize any employees of any Existing Company Entity or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

     (viii) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

     (ix) write-offs or write-downs of any assets of the Existing Company Entities;

     (x) creation, termination or amendment of, or waiver of any right under, any material contract of the Existing Company Entities;

     (xi) damage, destruction or loss having, or reasonably expected to have, a material adverse effect on the Existing Company Entities;

     (xii) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Existing Company Entities; or

     (xiii) agreement or commitment to do any of the foregoing.

     (h) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Existing Company Entities to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

     (i) Litigation; Labor Matters; Compliance with Laws.

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     (i) There is no suit, action or proceeding or investigation  pending or, to the knowledge of each of the Existing Company Entities, threatened against or affecting any of the Existing Company Entities or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Existing Company Entities or prevent, hinder or materially delay the ability of the Existing Company Entities to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Existing Company Entities having, or which, insofar as reasonably could be foreseen by the Existing Company Entities, in the future could have, any such effect.

     (ii) Each of the Existing Company Entities is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to such Existing Company Entity.

     (iii) The conduct of the business of the Existing Company Entities complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

     (j) Benefit Plans. Except as disclosed to Pubco in writing, each of the Existing Company Entities is not a party to any Benefit Plan under which such Existing Company Entity currently has an obligation to provide benefits to any current or former employee, officer or director of the Existing Company Entity. As used herein, "BENEFIT PLAN" shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, employee stock option or stock purchase plan, severance pay, termination, salary continuation, or employee assistance plan.

     (k) Certain Employee Payments. No Existing Company Entity is a party to any employment agreement which could result in the payment to any current, former or future director or employee of the Existing Company Entities of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

     (l) Tax Returns and Tax Payments.

     (i) The Existing Company Entities have timely filed with the appropriate taxing authorities all Tax Returns required to be filed by them (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Existing Company Entities have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). The Existing Company Entities are not

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currently  beneficiaries  of any  extension of time within which to file any Tax
Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to the Existing Company Entities by a taxing authority in a jurisdiction where the Existing Company Entities do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Existing Company Entities did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto). Since the Balance Sheet Date, the Existing Company Entities have not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of the Existing Company Entities will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Existing Company Entities.

     (ii) No material claim for unpaid Taxes has been made or become a lien against the property of any of the Existing Company Entities or is being asserted against any of the Existing Company Entities, no audit of any Tax
Return of any of the Existing Company Entities is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by any of the Existing Company Entities and is currently in effect. The Existing Company Entities have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (iii) As used herein, "TAXES" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "TAX RETURN" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

     (m) Environmental Matters. The Existing Company Entities are in compliance with all Environmental Laws in all material respects. The Existing Company Entities have not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations. Each of the Existing Company Entities holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on such Existing Company Entity, and are is compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by any of the Existing Company Entities or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Existing Company Entities. The Existing Company Entities have not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to any Existing Company Entities. The Existing Company Entities have no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on the Existing Company Entities. There are no past, pending or threatened claims under Environmental Laws against any of the Existing Company Entities and none of the Existing Company Entities is aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Existing Company Entities pursuant to Environmental Laws. "ENVIRONMENTAL LAWS" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of

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human health or the environment,  and similar state laws.  "HAZARDOUS  MATERIAL"
means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

     (n) Material Agreements.

     (i) Schedule 2.01(n) lists the following contracts and other agreements ("MATERIAL AGREEMENTS") to which the Existing Company Entities are a party: (a) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $25,000; (b) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (c) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $25,000, or under which a security interest has been imposed on any of its assets, tangible or intangible; (d) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers and managers or any of the Existing Company Entities' employees; (e) any employment or independent contractor agreement providing annual compensation in excess of $25,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than 30 days' notice; (f) any agreement with any current or former officer, director, shareholder or affiliate of the Existing Company Entities; (g) any agreements relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Existing Company Entities of any operating business or material assets or the capital stock of any other person; (h) any agreements for the sale of any of the assets of the Existing Company Entities, other than in the ordinary course of business; (i) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Existing Company Entities; (j) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to "off-the-shelf" commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000); and (k) any other agreement under which the consequences of a default or termination could reasonably be expected to have a material adverse effect on the Existing Company Entities.

     (ii) The Existing Company Entities have made available to Pubco either an original or a correct and complete copy of each written Material Agreement. Except as set forth on Schedule 2.01(n), with respect to each Material Agreement to which the Existing Company are a party thereto: (a) the agreement is the legal, valid, binding, enforceable obligation of the Existing Company Entities and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (b)(X) the Existing Company Entities are not in material breach or default thereof, and (Y) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; and (c) the Existing Company Entities have not repudiated any material provision of the agreement.

     (o) Accounts Receivable. All of the accounts receivable of each of the Existing Company Entities that are reflected on the Financial Statements or the accounting records of such Existing Company Entity as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

     (p) Properties & Tangible Assets.

     (i) Each Existing Company Entity has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by such Existing Company Entity or acquired after the date thereof which are, individually or in the aggregate, material to such Existing Company Entity's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by any Existing Company Entity are held by them under valid, subsisting and enforceable leases of which such Existing Company Entity is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

     (ii) Each Existing Company Entity has good and marketable title to, or in the case of leased property, a valid leasehold interest in, the office space, computers, equipment and other material tangible assets which are material to its business. Except as set forth on Schedule 2.01(p), each such tangible asset is in all material respects in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used, and, except as to leased assets, free and clear of any and all security interests. None of the Existing Company Entities have any knowledge of any dispute or claim made by any other person concerning such right, title and interest in such tangible assets.

     (q) Intellectual Property.

     (i) As used in this Agreement, "INTELLECTUAL PROPERTY" means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, "MARKS"); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, "PATENTS"); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, "COPYRIGHTS"); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, "TRADE SECRETS"); and (e) Technology. For purposes of this Agreement, "TECHNOLOGY" means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, "SOFTWARE" means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

     (ii) Schedule 2.01(q) sets forth a list and description of the Intellectual Property required for the Existing Company Entities to operate, or used or held for use by the Existing Company Entities, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of the Existing Company Entities and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for the Existing Company Entities and (c) any Software not exclusively owned by the Existing Company Entities and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called "shrink wrap" software licensed to the Existing Company Entities on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

     (iii) The Existing Company Entities are the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for the Existing Company Entities in Schedule 2.01(q) (and any other Intellectual Property required to be listed in Schedule 2.01(q)) as the same are used, sold, licensed and otherwise commercially exploited by the Existing Company Entities, free and clear of all liens, security interests, encumbrances or any other obligations to others, and no such Intellectual Property has been abandoned. The Intellectual Property owned by the Existing Company Entities and the Intellectual Property licensed to them pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable the Existing Company Entities to conduct its business in the manner in which such business is currently being conducted. The Intellectual Property owned by the Existing Company Entities and its rights in and to such Intellectual Property are valid and enforceable.

     (iv) The Existing Company Entities have not received, and are not aware of, any written or oral notice of any reasonable basis for an allegation against the Existing Company Entities of any infringement, misappropriation, or violation by the Existing Company Entities of any rights of any third party with respect to any Intellectual Property, and the Existing Company Entities are not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by the Existing Company Entities. The Existing Company Entities do not have any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to the Existing Company Entities, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.

     (v) The Existing Company Entities have not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and the Existing Company Entities are not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of the Existing Company Entities as presently operated and/or the consummation of the transaction contemplated by this Agreement.

     (vi) Each Existing Company Entity has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company has a confidentiality obligation).

     (vii) The consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Existing Company Entities to own or use any Intellectual Property owned, used or held for use by them.

     (viii) All necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Intellectual Property owned by the Existing Company Entities and listed (or required to be listed) on Schedule 2.01(q) have been timely paid and all necessary registrations, documents, certificates and other relevant filings in connection with such Intellectual Property have been timely filed with the relevant governmental authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Intellectual Property and all issuances, registrations and applications therefor. There are no annuities, payments, fees, responses to office actions or other filings necessary to be made and having a due date with respect to any such Intellectual Property within ninety (90) days after the date of this Agreement.

     (r) Board Recommendation. The Board of Directors of the Company has unanimously determined that the terms of the Exchange are fair to and in the best interests of the sole stockholder of the Company and recommended that the Selling Shareholders approve the Exchange.

     (s) Compliance With Anti-Corruption Laws. None of the Existing Company Entities nor to the knowledge of the Existing Company Entities, any director, officer, agent, employee or other person acting on behalf of the Existing Company Entities has, in the course of its actions for, or on behalf of, the Existing Company Entities (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any applicable Hong Kong or PRC laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     (t) OFAC. None of the Existing Company Entities, nor to the knowledge of the Existing Company Entities, any director, officer, agent, employee, affiliate or person acting on behalf of the Existing Company Entities, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

     (u) Undisclosed Liabilities. Each of the Existing Company Entities has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements incurred in the ordinary course of business or such liabilities or obligations disclosed in Schedule 2.01(g).

     (v) Money Laundering Laws. The operations of the Existing Company Entities are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Existing Company Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Existing Company Entities, threatened.

     (w) Other Representations and Warranties Relating to CC Power.

     (i) All material consents, approvals, authorizations or licenses required under PRC law for the due and proper establishment and operation of CC Power have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

     (ii) All filings and registrations with the PRC governmental authorities required in respect of CC Power and its capital structure and operations including, without limitation, the registration with the Ministry of Commerce, the State Administration of Industry and or their respective local divisions of Commerce, the State Administration of Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC rules and regulations, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a material adverse effect.

     (iii) CC Power has complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC governmental authorities. There are no outstanding commitments made by the Company or any subsidiary to sell any equity interest in CC Power.

     (iv) CC Power has not received any letter or notice from any relevant PRC governmental authority notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental authority for non-compliance with the terms thereof or with applicable PRC laws, or the lack of compliance or remedial actions in respect of the activities carried out by CC Power, except such revocation as does not, and would not, individually or in the aggregate, have a material adverse effect.

     (v) CC Power has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a material adverse effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of CC Power's business which is subject to periodic renewal, the Company has no knowledge of any reasons related to the CC Power for which such requisite renewals will not be granted by the relevant PRC governmental authorities.

     (vi) With regard to employment and staff or labor, CC Power has complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a material adverse effect.

     (x) Ownership of Stock. The Selling Shareholders own all of the issued and outstanding shares of capital stock of the Company, free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type.

     (y) Full Disclosure. All of the representations and warranties made by the Existing Company Entities and Selling Shareholders in this Agreement, and all statements set forth in the certificates delivered by the Existing Company Entities at the Closing Date pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Existing Company Entities and Selling Shareholders pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Pubco or its representatives by or on behalf of any of the Existing Company Entities or their affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

     2.02 REPRESENTATIONS AND WARRANTIES OF PUBCO. Except as set forth in the disclosure schedule delivered by Pubco to the Company at the time of execution of this Agreement (the "PUBCO DISCLOSURE SCHEDULE"), Pubco represents and warrants to the Company, CC Power and the Selling Shareholders as follows:

     (a) Organization, Standing and Corporate Power. Pubco is duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Pubco is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Pubco. Shares of common stock of Pubco, par value $0.001 ("PUBCO COMMON STOCK"), trade on the OTC Bulletin Board under the symbol "XCLL."

     (b) Subsidiaries. Pubco does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

     (c) Capital Structure of Pubco. As of the date of this Agreement, the authorized capital stock of Pubco consists of 100,000,000 shares of Pubco Common Stock, $0.001 par value, and no shares of Pubco Common Stock are issuable upon the exercise of outstanding warrants, convertible notes, options and otherwise. Except as set forth above, no shares of capital stock or other equity securities of Pubco are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Pubco are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as set forth above, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Pubco having the right to vote (or convertible into, or exchangeable for, securities having the right to vote). Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Pubco is a party or by which any of them is bound obligating Pubco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Pubco or obligating Pubco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Pubco or obligating Pubco to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Pubco or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Pubco or any of its subsidiaries. There are no agreements or arrangements pursuant to which Pubco is or could be required to register shares of Pubco Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of Pubco with respect to securities of Pubco.

     (d) Corporate Authority; Noncontravention. Pubco has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Pubco and the consummation by Pubco of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Pubco. This Agreement has been duly executed and when delivered by Pubco, shall constitute a valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Pubco under,
(i) its articles of  incorporation,  bylaws or other charter documents of Pubco,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Pubco, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Pubco, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to Pubco or could not prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement.

     (e) Government Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Pubco in connection with the execution and delivery of this Agreement by Pubco, or the consummation by Pubco of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Nevada Statutes, the Securities Act or the Exchange Act.

     (f) SEC Documents; Undisclosed Liabilities. Pubco has timely filed all reports, schedules, forms, statements and other documents as required by the Securities and Exchange Commission (the "SEC") and Pubco has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "PUBCO SEC DOCUMENTS"). As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Pubco SEC Documents, and none of the Pubco SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Pubco SEC Documents, to the knowledge of Pubco's management, contains any untrue statement of a material fact or omits to state any material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Pubco included in such Pubco SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles
(except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Pubco and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Pubco's independent accountants). Except as set forth in the Pubco SEC Documents, at the date of the most recent audited financial statements of Pubco included in the Pubco SEC Documents, Pubco has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Pubco.

     (g) Absence of Certain Changes or Events. Except as disclosed in the Pubco SEC Documents or as set forth on Schedule 2.02(g), since the date of the most recent financial statements included in the Pubco SEC Documents, Pubco has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

     (i) material adverse change with respect to Pubco;

     (ii) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of the Company;

     (iii) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement;

     (iv) incurrence, assumption or guarantee by Pubco of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to the Company in writing;

     (v) creation or other incurrence by Pubco of any lien on any asset other than in the ordinary course consistent with past practices;

     (vi) transaction or commitment made, or any contract or agreement entered into, by Pubco relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Pubco of any contract or other right, in either case, material to Pubco, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

     (vii) labor dispute, other than routine, individual grievances, or, to the knowledge of Pubco, any activity or proceeding by a labor union or representative thereof to organize any employees of Pubco or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

     (viii) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

     (ix) write-offs or write-downs of any assets of Pubco;

     (x) creation, termination or amendment of, or waiver of any right under, any material contract of Pubco;

     (xi) damage, destruction or loss having, or reasonably expected to have, a material adverse effect on Pubco;

     (xii) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Pubco; or

     (xiii) agreement or commitment to do any of the foregoing.

     (h) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by Pubco to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

     (i) Litigation; Labor Matters; Compliance with Laws.

     (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of Pubco, threatened against or affecting Pubco or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Pubco or prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Pubco having, or which, insofar as reasonably could be foreseen by Pubco, in the future could have, any such effect.

     (ii) Pubco is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Pubco.

     (iii) The conduct of the business of Pubco complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

     (j) Benefit Plans. Pubco is not a party to any Benefit Plan under which Pubco currently has an obligation to provide benefits to any current or former employee, officer or director of Pubco.

     (k) Certain Employee Payments. Pubco is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of Pubco of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

     (l) Tax Returns and Tax Payments.

     (i) Pubco has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by Pubco has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Pubco is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to Pubco by a taxing authority in a jurisdiction where Pubco does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of Pubco did not, as of the date of the most recent financial statements included in the Pubco SEC Documents, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the date of the most recent financial statements included in the Pubco SEC Documents, Pubco has not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of Pubco will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of Pubco.

     (ii) No material claim for unpaid Taxes has been made or become a lien against the property of Pubco or is being asserted against Pubco, no audit of any Tax Return of Pubco is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Pubco and is currently in effect. Pubco has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (m) Environmental Matters. Pubco is in compliance with all Environmental Laws in all material respects. Pubco holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on Pubco, and is compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Pubco or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to Pubco. Pubco has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to Pubco. Pubco has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on Pubco. There are no past, pending or threatened claims under Environmental Laws against Pubco and Pubco is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Pubco pursuant to Environmental Laws.

     (n) Material Contract Defaults. Pubco is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Pubco Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a "PUBCO MATERIAL CONTRACT" means any contract, agreement or commitment that is effective as of the Closing Date to which Pubco is a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring Pubco to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Pubco in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Pubco or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

     (o) Accounts Receivable. All of the accounts receivable of Pubco that are reflected in the Pubco SEC Documents or the accounting records of Pubco as of the Closing Date (collectively, the "PUBCO ACCOUNTS Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Pubco Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

     (p) Properties. Pubco has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Pubco or acquired after the date thereof which are, individually or in the aggregate, material to Pubco's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by Pubco are held by them under valid, subsisting and enforceable leases of which Pubco is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

     (q) Intellectual Property. Pubco owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of Pubco's licenses to use Software programs are current and have been paid for the appropriate number of users. To the knowledge of Pubco, none of Pubco's Intellectual Property or Pubco License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against Pubco or its successors.

     (r) Board Determination. The Board of Directors of Pubco has unanimously determined that the terms of the Exchange are fair to and in the best interests of Pubco and its shareholders.

     (s) Compliance With Anti-Corruption Laws. Neither Pubco nor to the knowledge of Pubco, any director, officer, agent, employee or other person acting on behalf of Pubco has, in the course of its actions for, or on behalf of, Pubco (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any applicable U.S. laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     (t) OFAC. Neither Pubco, nor to the knowledge of Pubco, any director, officer, agent, employee, affiliate or person acting on behalf of Pubco, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

     (u) Undisclosed Liabilities. Pubco has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the financial statements included in the Pubco SEC Documents incurred in the ordinary course of business.

     (v) Money Laundering Laws. The operations of Pubco are and have been conducted at all times in compliance with the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Pubco with respect to the Money Laundering Laws is pending or, to the best knowledge of Pubco, threatened.

     (w) Full Disclosure. All of the representations and warranties made by Pubco in this Agreement, and all statements set forth in the certificates delivered by Pubco at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by

Pubco pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to the Company or its representatives by or on behalf of Pubco in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                                  ARTICLE III
           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO EXCHANGE

     3.01 CONDUCT OF THE COMPANY AND PUBCO. From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, the Existing Company Entities and Pubco shall not, unless mutually agreed to in writing:

     (a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time;

     (b) sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

     (c) fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

     (d) except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to the Company and Pubco or their business or assets; or

     (e) make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

     4.01 ACCESS TO INFORMATION; CONFIDENTIALITY.

     (a) The Existing Company Entities shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to Pubco and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its and to the Existing Company Entities' properties, books, contracts, commitments, personnel and records and, during such period, the Existing Company Entities shall, and shall cause its respective officers, employees and representatives to, furnish promptly to Pubco all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of Pubco set forth herein and compliance by Pubco of its obligations hereunder, during the period prior to the Effective Time, Pubco shall provide the Existing Company Entities and their representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the Existing Company Entities to confirm the accuracy of the representations and warranties of Pubco set forth herein and compliance by Pubco of its obligations hereunder, and, during such period, Pubco shall, and shall cause its officers, employees and representatives to, furnish promptly to the Existing Company Entities upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Existing Company Entities and Pubco will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

     (b) No investigation pursuant to this Section 4.01 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     4.02 BEST EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. Pubco and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

     4.03 PUBLIC ANNOUNCEMENTS. Pubco, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

     4.04 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     4.05 DIRECTOR AND OFFICER APPOINTMENTS. As of the Effective Time, Pubco shall have taken all action to cause the persons as set forth on Schedule 1.05 to be appointed Pubco's directors.

     4.06 NO SOLICITATION. Except as previously agreed to in writing by the other party, neither the Existing Company Entities nor Pubco shall authorize or permit any of its officers, directors, agents, representatives, or advisors to
(a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any exchange, merger, consolidation, business combination, recapitalization or similar transaction involving the Existing Company Entities or Pubco, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Exchange or which would or could be expected to dilute the benefits to either the Existing Company Entities or Pubco of the transactions contemplated hereby. The Existing Company Entities or Pubco will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

     5.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE EXCHANGE. The obligation of each party to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     (a) No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Exchange that makes consummation of the Exchange illegal.

     (b) Governmental Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on Pubco or the Company shall have been obtained, made or occurred.

     (c) Company Shareholder Approval. The Selling Shareholders shall have adopted and approved this Agreement and the Exchange in accordance with applicable law.

     (d) No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, Pubco or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company or Pubco.

     (e) Audited Financial Statements. The Existing Company Entities shall have completed, and Pubco shall have received from the Company, audited Financial Statements and proforma Financial Statements as required to be filed by Pubco pursuant to the Exchange Act.

     5.02 CONDITIONS PRECEDENT TO OBLIGATIONS OF PUBCO. The obligation of Pubco to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company, the Selling Shareholders and CC Power in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) the Company, the Selling Shareholders and CC Power shall each have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them prior to the Effective Time.

     (b) Consents. Pubco shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

     (c) Officer's Certificate of the Company and CC Power. Pubco shall have received a certificate executed on behalf of each of the Company and CC Power by an executive officer of the Company and CC Power, respectively, confirming that the conditions set forth in Sections 5.02(a) and 5.02(d) have been satisfied.

     (d) Secretary's Certificate of the Company and CC Power. Pubco shall have received a certificate, dated as of the Closing Date, from the secretary of the Company and CC Power, respectively, certifying (i) as to the incumbency and signatures of the officers of the Company and CC Power, respectively, who shall execute this Agreement and documents at the Closing and (ii) that attached thereto is a true and complete copy of (A) the articles or certificate of incorporation of the Company and CC Power, respectively, and all amendments thereto, (B) the bylaws of the Company and CC Power, respectively, and all amendments thereto, and (C) resolutions of the board of directors of the Company and CC Power, respectively, and their shareholders authorizing the execution, delivery and performance of this Agreement by the Company and CC Power, respectively.

     (e) No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of the Company or CC Power that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company or CC Power.

     (f) Selling Shareholder Representation Letter. Selling Shareholders shall each have executed and delivered to Pubco a shareholder representation letter in substantially the form attached hereto as Exhibit B, and Pubco shall be reasonably satisfied that the issuance of Pubco Common Stock pursuant to the Exchange is exempt from the registration requirements of the Securities Act.

     (g) Due Diligence Investigation. Pubco shall be reasonably satisfied with the results of its due diligence investigation of the Company and CC Power in its sole and absolute discretion.

     (h) Corporate Restructuring. At or prior to the Closing, CC Power shall enter in variable interest entity control agreements with PRC Sub to permit PRC Sub to effectively consolidate the financial statements of CC Power under the Exchnage Act and in accordance with GAAP.

     5.03 CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants. (i) The representations and warranties of Pubco in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) Pubco shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

     (b) Consents. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

     (c) Officer's Certificate of Pubco. The Company shall have received a certificate executed on behalf of Pubco by an executive officer of Pubco, confirming that the conditions set forth in Sections 5.03(a) and 5.03(d) have been satisfied.

     (d) Secretary's Certificate of Pubco. The Company shall have received a certificate, dated as of the Closing Date, from the secretary of Pubco, certifying (i) as to the incumbency and signatures of the officers of Pubco who shall execute this Agreement and documents at the Closing and (ii) that attached thereto is a true and complete copy of (A) the articles or certificate of incorporation of Pubco and all amendments thereto, (B) the bylaws of Pubco and all amendments thereto, and (C) resolutions of the board of directors of Pubco authorizing the execution, delivery and performance of this Agreement by Pubco.

     (e) No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of Pubco that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Pubco.

     (f)  Good  Standing   Certificate.   The  Company  shall  have  received  a
certificate of good standing for Pubco from its jurisdiction of incorporation, dated not earlier than three (3) calendar days prior to the Closing Date.

     (g) Delivery of the Exchange Shares Certificates. The Selling Shareholders shall have received the Exchange Shares Certificates on the Closing Date.

     (h) New Directors and Officers. Pubco shall deliver to the Company evidence of appointment of those new directors as further described in Section 1.05 and
Section 4.05, respectively. Pubco shall have delivered to each new director an executed indemnification agreement in substantially the form attached hereto as Exhibit C. Pubco shall also have delivered to the Company a letter of resignation executed by the Pubco directors and officers set forth on Schedule
1.05 to be effective on or before the Closing Date.

     (i) Current Report. Pubco shall file a Current Report on Form 8-K with the SEC within four (4) business days of the Closing Date containing information about the Exchange and pro forma financial statements of Pubco and the Company and audited financial statements of the Company as required by Regulation S-K under the Securities Act. Such Form 8-K shall be in form and substance acceptable to the Company and its counsel prior to Closing.

     (j) Due Diligence Investigation. The Company shall be reasonably satisfied with the results of its due diligence investigation of Pubco in its sole and absolute discretion.

                                   ARTICLE VI
                        TERMINATION, AMENDMENT AND WAIVER

     6.01 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Exchange:

     (a) by mutual written consent of Pubco and the Company;

     (b) by either Pubco or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Exchange and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) by either Pubco or the Company if the Exchange shall not have been consummated on or before September 30, 2011 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

     (d) by Pubco, if a material adverse change shall have occurred relative to the Company (and not curable within thirty (30) days);

     (e) by the Company if a material adverse change shall have occurred relative to Pubco (and not curable within thirty (30) days);

     (f) by Pubco, if the Company willfully fails to perform in any material respect any of its material obligations under this Agreement; or

     (g) by the Company, if Pubco willfully fails to perform in any material respect any of its obligations under this Agreement.

     6.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Pubco as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Pubco or the Company, other than the provisions of the last sentence of Section 4.01(a) and this Section 6.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

     6.03 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties upon approval by the party, if such party is an individual, and upon approval of the Boards of Directors of each of the parties that are corporate entities.

     6.04 EXTENSION; WAIVER. Subject to Section 6.01(c), at any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     6.05 RETURN OF DOCUMENTS. In the event of termination of this Agreement for any reason, Pubco and the Company will return to the other party all of the other party's documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Pubco and the Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party's information kept confidential.

                                  ARTICLE VII
                       INDEMNIFICATION AND RELATED MATTERS

     7.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twelve (12) months after the Effective Time (except for with respect to Taxes which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period).

     7.02 INDEMNIFICATION.

     (a) Irrespective of any due diligence investigation conducted by the Company with regard to the transactions contemplated hereby, Pubco shall indemnify and hold the Selling Shareholders, the Existing Company Entities, and the Existing Company Entities' officers and directors (the "COMPANY REPRESENTATIVES") harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, "LOSSES") to which Pubco, the Selling Shareholders, the Existing Company
Entities, or any of the Company Representatives may become subject resulting from or arising out: (1) of any breach of a representation, warranty or covenant made by Pubco as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of Pubco prior to the Closing; or
(B) the operations of Pubco prior to the Closing.

     (b) The Existing Company Entities shall jointly and severally indemnify and hold Pubco harmless from and against any and all Losses to which Pubco may become subject to resulting from or arising out of any breach of a representation, warranty or covenant made by any of the Existing Company Entities as set forth herein.

     7.03 NOTICE OF INDEMNIFICATION. Promptly after the receipt by any indemnified party (the "INDEMNITEE") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "INDEMNIFYING PARTY") pursuant to this Article VII, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this
Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VII or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VII to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.01 NOTICES. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of:
(a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

     If to Pubco:

     XcelMobility, Inc.
     2377 Gold Meadow Way, Suite 100
     Gold River, California 95670
     Attention:  President
     Telephone No.:  (916) 526-2662

     with a copy to (which copy shall not constitute notice):

     Mark C. Lee, Esq.
     Greenberg Traurig, LLP
     1201 K Street, Suite 1100
     Sacramento, California 95814
     Telephone No.: (916) 442-1111
     Facsimile No.: (916) 448-1709
     Email:  leema@gtlaw.com

     If to the Company, CC Power and the Selling Shareholders:

     Shenzhen CC Power Corporation
     Room 705, Cyber Times Tower B
     Tairan Road, Futian District
     Shenzhen, China 518040
     Telephone No.: 86-755-83487878
     Facsimile No.: 86-755-83487881
     Attention:  President

     8.02 DEFINITIONS. For purposes of this Agreement:

     (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

     (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Pubco, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Pubco to the consummation of the Exchange);

     (c) "ordinary course of business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency);

     (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

     (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

     (f) "security interest" means any mortgage, pledge, lien, encumbrance, deed of trust, lease, charge, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or any other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) statutory liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other similar social security legislation; and (e) encumbrances, security deposits or reserves required by law or by any Governmental Entity.

     8.03 INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     8.04 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

     8.05 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.06 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     8.07 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

     8.08 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     8.09 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an "ELECTRONIC DELIVERY"), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

     8.10 ATTORNEYS FEES. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees, including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

     8.11 CURRENCY. All references to currency in this Agreement shall refer to the lawful currency of the United States of America.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

                           XCELMOBILITY, INC.


                           By: /s/ Jaime Brodeth
                              -------------------------------------------
                           Name:  Jaime Brodeth
                           Title: President

                           CC MOBILITY LIMITED


                           By: /s/ Ge Renyan
                              -------------------------------------------
                           Name: Ge Renyan
                           Title: Director

                           SHENZHEN CC POWER CORPORATION


                           By: /s/ Wang Xili
                              -------------------------------------------
                           Name: Wang Xili
                           Title: Executive Director

                           SELLING SHAREHOLDERS:

                           CC WIRELESS LIMITED


                           By: /s/ Ge Renyan
                              -------------------------------------------
                           Name: Ge Renyan
                           Title: Director

                           SHEEN VENTURES LIMITED


                           By: /s/ Ronald Edward Strauss
                              -------------------------------------------
                           Name: Ronald Edward Strauss
                           Title: Director


                  [SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]